Operational Goals

	Q3 2007			Q4 2007			
	ARRIS	C-COR	Combined	ARRIS	C-COR	Combined	Goals
Gross Margin - %	27%	42%	30%	26%	39%	28%	33% - 35%
SG&A - %	9%	22%	12%	10%	24%	13%	11% - 12%
R&D - %	7%	12%	8%	7%	15%	9%	8% - 9%
Amortization / In-Process R&D - %	0%	1%	0%	3%	1%	3%	3%
Operating Margin - %	11%	7%	10%	5%	-1%	4%	10% - 12%
Amortization & Depreciation	1%	3%	1%	4%	2%	4%	4%
EBITDA Margin - %	12%	10%	11%	9%	1%	8%	14% - 16%
Tax Rate							33% - 35%

All numbers are unaudited
C-CORs numbers are estimated based upon internal reports and Company filings
C-CORs numbers have been adjusted to reflect ARRIS accounting policies, where applicable

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